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                                  Exhibit 23(b)

                               CONSENT OF COUNSEL


     We hereby consent to the reference to us in the prospectus constituting part of this Registration Statement on Form S-3, under the caption "Legal Matters". In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   /s/  Balch & Bingham LLP
                                   ---------------------------------------------
                                   Balch & Bingham LLP



Birmingham, Alabama
March 18, 2002